UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of principal executive offices)  (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On December 21, 2016, Sunshine Heart, Inc. (the “Company”) issued a press release containing a letter to stockholders from John L. Erb, the Company’s President and Chief Executive Officer, urging its stockholders of record to vote FOR all of the proposals at the special meeting of stockholders to be held on Monday, January 9, 2017 (the “Special Meeting”).  The press release will be mailed to stockholders of record on or about December 23, 2016. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The full meeting agenda for the Special Meeting, including all of the board proposals, is detailed in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission (“SEC”) on December 8, 2016.  The Company advises all investors and security holders to read the definitive proxy statement and other documents filed with the SEC carefully and in their entirety.  Investors and security holders may obtain free copies of the definitive proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.  Free copies of the definitive proxy statement and other documents filed with the SEC can also by obtained upon request of the Company.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2016	SUNSHINE HEART, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 21, 2016.